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                                                                    Exhibit 23.3



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Jo-Ann Stores, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 10, 2003, with respect to the consolidated financial statements and schedule of Jo-Ann Stores, Inc. included in its Annual Report (Form 10-K) for the year ended February 1, 2003, filed with the Securities and Exchange Commission.



Cleveland, Ohio
May 19, 2003